Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Ingrid Ekstrom

iekstrom@sunpowercorp.com

+1 510 868 1368

Nadia Antonietti

nadia.antonietti@sunpowercorp.com

+41 22 304 14 00

SunPower to Build 18-Megawatt Olivenza Solar Power Plant in Spain

SunPower’s High-Performance SunPower T20 Tracker to Debut in Europe

MADRID, October 16, 2007 – SunPower Corp. (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that its Spanish subsidiary will design and construct an 18-megawatt Olivenza solar electric power plant in the Badajoz region of Spain. Olivenza is expected to generate more than 32 million kilowatt-hours of power per year upon completion.

SunPower will debut its proprietary SunPower® T20 Tracker solar tracking system in Europe at the 70-hectare site. The Tracker follows the sun as it moves across the sky, delivering up to 30 percent more energy than fixed-tilt systems while reducing installation cost per kilowatt.

“SunPower is proud to contribute to the rapid expansion of the Spanish solar market using our innovative, efficient solar energy technology,” said Marco Antonio Northland, general manager of SunPower’s European operations. “Our customers are demanding the highest energy delivery and fast construction schedules, requirements we can meet with our T20 Tracker. At Olivenza, we are using the SunPower Tracker to expedite deployment, maximize energy delivery, optimize land use and reduce related costs.”

Olivenza is financed by a consortium of institutions, including AIG Financial Products Corp., a wholly-owned subsidiary of American International Group, Inc. and a principal investor in the energy and infrastructure sectors, and 360 CORPORATE, a Spanish principal investor in the energy and infrastructure sectors, as equity investors.

This project will expand SunPower’s pioneering footprint in Spain to more than 100 megawatts under contract. Construction is expected to be complete in the spring of 2008.

About SunPower

SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com. SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. We use words such as “will,” “expect,” “can” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the anticipated construction and size of the solar system, the expected kilowatt hours of power generation from the Olivenza solar plant, expectations regarding the T20 deployment and associated benefits on energy delivery and construction schedules, and the expected construction completion date. These forward-looking statements are based on information available to us as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, risks and uncertainties that could cause actual results to differ include construction difficulties or potential delays in the project implementation process, unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals, the risk of continuation of supply of products and components from suppliers, including competitors of SunPower, unanticipated adjustments in the annual kilowatt hour or power output of the system, and unanticipated problems with the T20 deployment on the site. You should carefully consider these and other risk factors contained in documents that the company files with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended July 1, 2007, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we are under no obligation to, and expressly disclaim any responsibility to, update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp. All other trademarks are the property of their respective owners.